                                                                     Exhibit 1.6


                                 [QUEBECOR LOGO]

--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                             COMPANIES ACT, PART IA
                                (R.S.Q., C. C-38)



                           I hereby certify that the company

                           QUEBECOR MEDIA INC.



                           amended its articles on NOVEMBER 26, 2004, under Part IA of the COMPANIES ACT, as indicated in the Articles of Amendment attached hereto.







                            FILED IN THE REGISTER ON NOVEMBER 26, 2004 UNDER REGISTRATION NUMBER 1149501992

[QUEBECOR SEAL]                                      [Signed]

                                                     Acting Enterprise Registrar
E630I12M99Q12NA


ENTERPRISE                                                                                  Articles of Amendment             IMAGE
REGISTRAR           LOGO
                                                                                 --------------------------------- -----------------
                                                                                          COMPANIES ACT  (R.S.Q., c. C-38, Part IA)
                                                                                                 -----------------------------------
1. NAME - Enter the new corporate name if it has been changed and the previous name in item 5.         QUEBEC BUSINESS NUMBER
                                                                                                 -----------------------------------
         OR                                                                                      NEQ      1   1   4 9 5 0 1 9 9 2
         --

         - Enter the current name if you retain it and enter n/a in item 5.

------------------------------------------------------------------------------------------------------------------------------------

QUEBECOR MEDIA INC. / QUEBECOR MEDIA INC.



ENTER AN X IN THE BOX IF YOU ARE REQUESTING A DESIGNATING NUMBER (NUMBERED COMPANY) INSTEAD OF A NAME.        / /
------------------------------------------------------------------------------------------------------------------------------------
2. THE ARTICLES OF THE COMPANY ARE AMENDED AS FOLLOWS:

------------------------------------------------------------------------------------------------------------------------------------
   the authorized share capital of the Company, as constituted  immediately before the filing of these articles of amendment, is hereby amended
   (i)     by the creation of an unlimited fifth series of preferred shares, i.e. series E shares, the rights, privileges, restrictions and conditions of which are more fully described in Schedule 1 hereto, which forms an integral part hereof.

------------------------------------------------------------------------------------------------------------------------------------
3. EFFECTIVE DATE (if different from filing date of the Articles of Amendment) for applications not covered by item 4.

------------------------------------------------------------------------------------------------------------------------------------
Date following filing date:                                                                            Year         Month     Day
                                                                                                 -----------------------------------
                                                                                                 -----------------------------------

------------------------------------------------------------------------------------------------------------------------------------
4. AMENDMENT OF THE ARTICLES PURSUANT TO SECTIONS 123.140 AND FOLLOWING OF THE COMPANIES ACT.

------------------------------------------------------------------------------------------------------------------------------------
Enter an X in the box if the application for amendment is filed to correct an illegality or an irregularity or to insert a provision required by the COMPANIES ACT:

o  if the correction or insertion does not affect the rights of the shareholders or creditors
   (Section 123.140);                                                                                                       / /
o  if the correction or insertion may affect the rights of the shareholders or creditors - attach a copy
   of the judgment (Section 123.141).                                                                                       / /
                                                                                                 -----------------------------------
Effective date (the amendment is retroactive to the date of the certificate                            Year         Month     Day
relating to the articles being amended, unless these articles or                                 -----------------------------------
the judgment contain a different date):
------------------------------------------------------------------------------------------------------------------------------------
5. NAME PRIOR TO AMENDMENT (if different from name appearing in item 1).
------------------------------------------------------------------------------------------------------------------------------------

N/A

------------------------------------------------------------------------------------------------------------------------------------

[Stamp of the Government of Quebec:
Filed on November 26, 2004
The Enterprise Registrar]                                                                     [signed]
                                                                 -------------------------------------------------------------------
                                                                                  Signature of authorized director

                                                   If space is insufficient, attach an appendix in two copies, identify the relevant item and number the pages, if necessary.

01104-1 (2004-10)                        SIGN AND RETURN BOTH COPIES TOGETHER WITH YOUR PAYMENT.
                                                           DO NOT SEND BY FAX.

                                   SCHEDULE 1

                         TO THE ARTICLES OF AMENDMENT OF
                    QUEBECOR MEDIA INC / QUEBECOR MEDIA INC.

PREFERRED SHARES SERIES "E": The number of preferred shares series "E" is unlimited; the shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

     (1) DIVIDEND. Where the Company declares a dividend, each holder of preferred series "E" Shares shall be entitled to receive up to and not exceeding the declared dividend, in preference to the holders of common Shares, but subsequent to the holders of cumulative first preferred series A, B, C and D Shares and from the funds set aside for payment of dividends, a maximum non-cumulative preferential monthly dividend at the rate of one and twenty-five one hundredths of one percent (1.25%) per month, calculated on the redemption value (as defined in Sections (5) and (6) below) of the preferred series "E" Shares. The directors shall be responsible for determining the time and terms of payment of such dividend.

     (2) REPAYMENT. If, for any reason, including in the event of dissolution, liquidation or winding-up of the Company, whether or not voluntary, some or all of the assets of the Company are distributed to the shareholders, each holder of preferred series "E" Shares shall be entitled, in preference to the holders of common Shares, but subsequent to the holders of cumulative first preferred series A, B, C and D Shares to receive payment of the redemption value (as defined in Sections (5) and (6) below) of the preferred series "E" Shares, to which shall be added the amount of any declared but unpaid dividends on the preferred series "E" Shares.

          If the assets of the Company are insufficient to pay the full amount owing to the holders of preferred series "E" Shares in accordance with the foregoing, the said holders of preferred series "E" Shares shall share the assets of the Company on a pro-rata basis according to the number of preferred series "E" Shares they hold.

     (3) ADDITIONAL PARTICIPATION. The preferred series "E" Shares shall not carry any further right to participate in the property, profits or asset surplus of the Company.

     (4) VOTING RIGHT. Subject to the provisions of the COMPANIES ACT (Quebec), the holders of preferred series "E" Shares shall not, as such, be entitled to receive notice of, attend or vote at the meetings of shareholders of the Company.

     (5) RETRACTION RIGHT. Subject to the provisions of the COMPANIES ACT (Quebec), each holder of preferred series "E" Shares shall be entitled, at any time and at such holder's discretion, upon written notice, to require the Company to redeem all or part of such holder's shares at a price equal to the redemption price plus an amount equal to any dividends declared thereon but unpaid up to the date on which such redemption is to take place; such aggregate amount shall be referred to hereinafter as the "Aggregate Redemption Price." The shares shall be redeemed in accordance with the procedure established below.

     (6) RETRACTION PROCEDURE. To exercise the retraction right set forth above, the holder of preferred series "E" Shares shall surrender to the Company, at its head office, the certificate(s) representing the preferred series "E" Shares such holder wishes to have redeemed by the Company, together with a written request indicating whether all or a specific number of shares represented by the certificate(s) shall be redeemed by the Company on the retraction date chosen by the Company (which date shall not be more than 30 days after the date on which the Company receives the written request) or on any other date on which the Company and the holder of preferred series "E" Shares may agree. The Company shall redeem the preferred series "E" Shares duly tendered in accordance with the retraction privilege set forth above at a price equal to the Aggregate Redemption Price. Surrender of the certificate(s) by a holder of preferred series "E" Shares in accordance with this Section shall be irrevocable, unless the Company fails to duly pay to such holder the Aggregate Redemption Price on or before the retraction date. If the Company fails to make such payment on or before the retraction date, the Company shall immediately thereafter return to the holder the certificate(s) the holder has surrendered. If the holder of preferred series "E" Shares tenders only part of the preferred series "E" Shares represented by the certificate(s) for the purposes of redemption in accordance with the aforementioned retraction privilege, the Company shall issue and deliver, at the Company's expense, a new certificate representing the preferred series "E" Shares that have not been tendered for redemption.

          On the retraction date, the Aggregate Redemption Price shall be paid by cheque drawn in Canadian funds, at par, on any branch in Canada of the Company's bank or by any other form of consideration deemed acceptable by the holders of preferred series "E" Shares. Once payment has been made, the preferred series "E" Shares for which payment has been made shall be redeemed. From the retraction date, the preferred series "E" Shares redeemed shall no longer entitle the holders thereof to receive any dividends or to otherwise participate in a distribution of the assets of the Company, and the holders of such shares shall no longer be entitled to exercise any other rights of holders of preferred series "E" Shares, unless payment of the Aggregate Redemption Price has not been made on the retraction date, in which case the rights of the holders of preferred series "E" Shares shall remain unchanged.

          For the purposes of this Section, the redemption price shall be, at all times (the "Relevant Time"), for any preferred series "E" Share to be redeemed, the amount equal to the aggregate consideration (calculated as provided for below) received for such share. The consideration represents the equivalent in cash or any other form of consideration deemed acceptable by the holder of preferred series "E" Shares of the fair market value of the consideration received for the preferred series "E" Shares, calculated at the time the said preferred series "E" Shares are issued, which calculation shall be made as soon as possible by the board of directors of the Company and, in any event, no later than 180 days following issuance thereof; however, if a holder of preferred series "E" Shares expresses disagreement with such calculation in a written notice delivered to the Secretary of the Company no later than 30 days following the date on which the Company notifies the holders of preferred series "E" Shares in writing that such calculation has been made, the calculation shall be made by the auditors of the Company or any other independent person appointed for that purpose by the board of directors of the Company. Any such calculation made by the board of directors of the Company, the auditors or any person thus appointed shall be binding upon the Company and all the holders of any class of shares of the Company.

          If, at any time after the preferred series "E" Shares have been issued, the Company, the auditors or any other independent person or any tax authority establishes that the fair market value (at the time the preferred series "E" Shares were issued), on a per share basis, of the consideration received at the time the preferred series "E" Shares were issued differs from the redemption price, the redemption price shall then be deemed to be, and to always have been, the fair market value (at the time the preferred series "E" Shares were issued), on a per share basis, of the consideration received at the time the preferred series "E" Shares were issued, as established by the Company, the auditors or any other independent person or any tax authority, as the case may be. If, before the redemption price provided for in the foregoing sentence is adjusted, the Company pays, in cash or any other form of consideration, to a holder of preferred series "E" Shares, in connection with a redemption, retraction or purchase of preferred series "E" Shares, a sum for the preferred series "E" Shares that differs from the adjusted redemption price, the holder or the Company, as the case may be, shall immediately pay to the holder or the Company, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted redemption price.

          Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the preferred series "E" Shares, such dividends shall be adjusted so as to reflect the adjustment to the redemption price.

     (7) RIGHT TO PURCHASE BY AGREEMENT. Subject to the provisions of the COMPANIES ACT (Quebec), the Company may, at any time, as and when it sees fit, without giving notice and without taking into consideration the other classes of shares, purchase by agreement and at the best possible price all or part of the issued and outstanding preferred series "E" Shares. However, such purchase price shall never exceed the Aggregate Redemption Price mentioned in Sections (5) and (6) above, or the book value of the net assets of the Company.